As Filed with the Securities and Exchange Commission on August 21, 1997
                                                     Registration No. 333-31921*

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                AMENDMENT NO. 1
                                    FORM S-3*
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                            PEASE OIL AND GAS COMPANY
                 ----------------------------------------------
                (Name of registrant as specified in its charter)

                                     Nevada
          ------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   87-0285520
                       ----------------------------------
                      (I.R.S. Employer Identification No.)

                          751 Horizon Court, Suite 203
                                 P.O. Box 60219
                       Grand Junction, Colorado 81506-8758
                                 (970) 245-5917
                --------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              Willard H. Pease, Jr.
                          751 Horizon Court, Suite 203
                                 P.O. Box 60219
                       Grand Junction, Colorado 81506-8758
                                 (970) 245-5917
             --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

              -----------------------------------------------------

                                 With Copies to:

                              Alan W. Peryam, Esq.
                               Alan W. Peryam, LLC
                         1120 Lincoln Street, Suite 1000
                             Denver, Colorado 80203
                                 (303) 866-0900

              -----------------------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

*Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes post-effective Amendment No. 6 to Registration Statement No. 33-64448 and post-effective Amendment No. 1 to Registration Statement No. 333-19589 and the prospectus filed as a part of this registration statement also relates to Registration Nos. 33-64448 and 333-19589.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                                       (i)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed Maximum      Proposed Maximum      Amount of
Title of Each Class of                     Amount to be                Offering Price         Aggregate         Registration
Securities To Be Registered(3)              Registered                   Per Share          Offering Price          Fee
-----------------------------            ----------------         ---------------------    ----------------    -------------
Common Stock............................ 4,813,698 Shares(1)            $2.531(2)           $12,183,470(2)      $3,691.96(2)
======================================== =======================  =====================  ====================  ==============

         (1) Includes 3,792,000 shares of Common Stock which were issued in private placements; 174,950 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants exercisable at $3.75 per share and 224,000 shares of Common Stock issuable upon exercise of common Stock Purchase Warrants exercisable at $2.50 per share which were issued in connection with private placements; 230,624 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants exercisable at $4.68 per share and 230,624 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants exercisable at $6.00 per share which were issued in connection with a public offering in 1993; and 101,500 shares of Common Stock underlying Common Stock Purchase Warrants exercisable at $1.00 per share and 60,000 shares of Common Stock held by an officer of the Company.

         (2) The registration fee was calculated in accordance with Rule 457 (c) and (g)(1) and is based on the average of the high and low prices of Registrant's Common Stock, as reported on the NASDAQ Small-Cap Market on August 18, 1997. $1,517.67 of such amount was previously paid upon filing this Registration Statement July 22, 1997 .

         (3) In accordance with Rule 416, there are hereby being registered an indeterminate number of additional shares of Common Stock which may be issued as a result of the anti-dilution provisions of the Warrants or as a result of any future stock split or stock dividend.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRA TION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                      (ii)

                            PEASE OIL AND GAS COMPANY
                               REOFFER PROSPECTUS
                              CROSS REFERENCE SHEET

      Location in Prospectus of Information Required by Part I of Form S-3.

Item          Heading                                          Caption  in Prospectus
----          -------                                          ----------------------

1.            Forepart of the Registration Statement and       Outside Front Cover Page of Prospectus
              Outside Front Cover of Prospectus
2.            Inside Front and Outside Back Cover Pages        Available Information; Certain Documents
              of Prospectus                                    Incorporated by Reference; Table of Contents;
                                                               Back Cover Page
3.            Summary Information, Risk Factors                Front Cover Page of Prospectus; Prospectus
                                                               Summary; Risk Factors
4.            Use of Proceeds                                  Use of Proceeds
5.            Determination of Offering Price                  Not Applicable
6.            Dilution                                         Not Applicable
7.            Selling Security Holders                         Selling Securityholders
8.            Plan of Distribution                             Plan of Distribution
9.            Description of Securities to be Registered       Description of Securities
10.           Interest of Named Experts and Counsel            Legal Matters; Experts
11.           Material Changes                                 Not Applicable
12.           Incorporation of Certain Information by          Incorporation of Certain Documents by Reference
              Reference
13.           Disclosure of Commission Position on             Certain Provisions of the Articles of Incorporation
               Indemnification for Securities Act Liabilities  and Bylaws


                                      (iii)

                                     SUBJECT TO COMPLETION DATED AUGUST 21, 1997






PROSPECTUS

                            PEASE OIL AND GAS COMPANY

                        13,890,741 Shares of Common Stock



     This Prospectus relates to the resale by the holders (the "Selling Securityholders") named herein of 13,890,741 shares of $0.10 par value Common Stock ("Common Stock") of which 6,955,570 shares are currently issued and outstanding, 5,566,844 are issuable upon the exercise of outstanding warrants to purchase shares of Common Stock ("Warrants") and 1,368,327 shares are issuable upon conversion of outstanding convertible debentures ("Debentures").

     The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders, nor any proceeds from the conversion of Debentures. While there is no assurance that all or any portion of the Warrants will be exercised, holders of the Warrants must exercise the Warrants in order to sell the shares of Common Stock which underly outstanding Warrants which are offered for resale hereby. If all such Warrants are exercised, the Company would receive proceeds of approximately $24,278,415.


                         -----------------------------

     For information concerning certain factors which should be considered by purchasers of the Common Stock offered hereby, see "Risk Factors."

                         -----------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND
        EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          -----------------------------


     The offer and sale of the Shares will be made in accordance with the plan of distribution described in the Prospectus. See "Plan of Distribution." The Company will pay all expenses of this offering (the "Offering"), other than selling commissions to, or expenses of, brokers or dealers retained by the Selling Securityholders, which commissions and expenses will be paid by the Selling Securityholders.

     If any agent of any Selling Securityholder or a dealer is involved in the sale of the Shares in respect of which the Prospectus is being delivered, the net proceeds to the Selling Securityholders from sale will be the purchase price of such Shares less such commission in the case of an agent, the purchase price of such Shares in the case of a dealer, and less, in each case, other attributable issuance expenses. The aggregate proceeds to the Selling Securityholders from all the Shares will be the purchase price of Shares sold less the aggregate of agents' commissions and other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for the agents and dealers.


                 The date of this Prospectus is August __, 1997

                              AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance with the Exchange Act files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied (at prescribed rates) at the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. The commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the office of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850-3389.


     The Company has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and such exhibits and schedules.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference.

          (a) Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "Annual Report on Form 10-KSB");
          (b) The Company's Proxy Statement, dated April 30, 1997 for the Annual Meeting of Shareholders of the Company held May 31, 1997 (the "Proxy Statement");
          (c) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 (the "First Quarter Report");
          (d) Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997 (the "Second Quarter Report");
          (e)  Current Report on Form 8-K dated January 10, 1997;
          (f)  Current Report on Form 8-K dated February 14, 1997;
          (g)  Current Report on Form 8-K dated March 13, 1997;
          (h)  Current Report on Form 8-K dated May 31, 1997;
          (i)  Current Report on Form 8-K dated June 11, 1997;
          (j)  Current Report on Form 8-K dated June 19, 1997;
          (k)  Current Report on Form 8-K dated June 27, 1997;
          (l) The description of the Company's shares of Common Stock, $0.10 par value, contained in the Company's Registration Statement No.33-94536 on Form SB-2, filed under the Securities Act, and any further amendment or any report filed under the Exchange Act for the purpose of updating such description; and
          (m) All documents filed after the date of this Prospectus by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Offering.

     Any statement  contained in the  documents  referenced in items (a) through
(k) above shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus modifies or supersedes such statement. Likewise, any statement contained in such document or in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that information contained in any document referenced in item (l) above modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of any documents or portions of such other documents incorporated in this Prospectus, not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference in this Prospectus, may be obtained at no charge by any person (including any beneficial owner) to whom this Prospectus is delivered by a written or oral request to Patrick J. Duncan, Corporate Secretary, 751 Horizon Court, P.O. Box 60219, Grand Junction, Colorado 81506-8758, telephone (970) 245-5917.

                               PROSPECTUS SUMMARY

     This Prospectus and documents incorporated herein by reference contain certain forward-looking statements that involve substantial risks and uncertainties. When used in this Prospectus or the documents incorporated herein by reference, words such as "anticipate," "believe," "intend," "estimate," "plans," "expect" and similar expressions as they relate to the Company or its business or the management of the Company, are intended to identify such forward-looking statements. The Company's actual results, performances and achievements could differ materially from the results in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors."

     The following summary is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus or contained in other reports and documents of the Company which are incorporated by reference in this Prospectus.

                                   The Company

     Pease Oil and Gas Company ("Company"), a Nevada corporation, has been engaged in the oil and gas explora tion, development and production business since 1972. The Company's operations have been conducted primarily in Colorado, Nebraska, Utah and Wyoming. In late 1996 and early 1997, the Company acquired interests in producing and exploratory oil and gas properties in Louisiana and intends to focus substantial efforts on the Gulf Coast area of the southeastern United States.

     The Company's business strategy is to expand its reserve base and cash flow primarily through:

o Participating in exploration projects that have opportunities involving relatively small amounts of capital that could potentially generate significant rates of return. These projects include areas with large field potentials in Alabama, southern Louisiana, Texas and the Gulf of Mexico. Generally, the exploration projects will target prospects with potential reserves of 10 million barrels of oil or 100 Bcf of natural gas;
o Developing alliances with major oil and gas finders who have been trained by major oil companies;
o Positioning itself with strategic sources of capital and partners that can react to opportunities in the oil and gas business when presented;
o Raising significant capital to take advantage of leading edge technology-driven exploration projects, enhanced 2-D and 3-D seismic and horizontal drilling;
o Acquiring properties that build upon and enhance the Company's existing asset base;
o Reinvesting operating cash flows into development drilling and recompletion activities;
o Implementing the Company's investment strategy to carefully consider, analyze, and exploit the potential value of the Company's existing assets to increase the rate of return to its shareholder;
o Continuing the implementation of asset rationalization and operating efficiencies designed to improve operating margins and lower per unit operating cost;
o Developing a long term track record regarding stock price performance and a reasonable rate of return to shareholders.

     As of July 1, 1997, the Company had varying ownership interests in 185 gross productive wells (150 net) located in six states. The Company operates 177 of the wells (134 net wells), with the other wells being operated by independent operators under contracts that are standard in the industry.

     The Company's address is 751 Horizon Court, Suite 203, Grand Junction, Colorado 81506-8718 and its telephone number is (970) 245-5917.

                                  RISK FACTORS

     Prospective purchasers of shares of Common Stock of the Company should consider carefully the following factors, in addition to other information concerning the Company and its business contained in this Prospectus and documents incorporated herein by reference. The following risk factors are not considered a definitive list of all risks associated with an investment in shares of the Company's Common Stock.

     Company's Continuing Losses and Financial Condition. As described in the financial statements contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 and the Second Quarter Report, the Company has sustained operating losses during each of the last five fiscal years and for the six months ended June 30, 1997. The Company had net losses of approximately $1,707,000, $765,000, $1,412,000 and $1,149,000 for the fiscal years ended December 31, 1994, 1995, 1996 and the six months ended June 30, 1997, respectively, and net losses applicable to common shareholders of $2,865,000, $2,609,000, $1,614,000 and $1,239,000 for fiscal years 1994, 1995,
1996 and for the six months ended June 30, 1997, respectively. Although the Company's current assets and the estimated present value of the Company's oil and gas reserves exceeded the Company's liabilities as of June 30, 1997, there can be no assurance that the Company can produce the oil and gas reserves or otherwise liquidate those assets during the times or at the prices assumed in valuing those reserves. In addition, no assurance can be made that the Company will generate cash flows from operations or operate profitably in the future as an oil and gas exploration, development and production company. Any likelihood of future profitability of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the oil and natural gas exploration, development and production business in which the Company will be engaged.

     Need for Additional Capital. The Company's ability to complete its planned drilling and development programs which are intended to expand its reserve base and diversify its operations, is dependent upon the Company's ability to obtain the necessary capital. The Company's cash flow and borrowing capacity, together with any proceeds from this offering, will not be sufficient for the Company to complete its planned drilling and development programs. Additional sources of financing will be needed and there can be no assurance that additional sources of financing will be available at all or at a reasonable cost. See "Management's Discussion and Analysis" in the First Quarter Report and the Second Quarter Report.

     Development Risks and Production. A portion of the Company's oil and gas reserves are proved undeveloped reserves. Successful development and production of such reserves, although they are categorized as "proved," cannot be assured. Additional drilling will be necessary in future years both to maintain production levels and to define the extent and recoverability of existing reserves. There is no assurance that present oil and gas wells of the Company will continue to produce at current or anticipated rates of production, that development drilling will be successful, that production of oil and gas will commence when expected, that there will be favorable markets for oil and gas which may be produced in the future or that production rates achieved in early periods can be maintained.

     Convertible Debenture Repayment Priority. As of June 30, 1997, the Company's obligations under its outstanding 10% collateralized convertible debentures, (the "Convertible Debentures"), in the principal amount of $4,180,000, together with interest thereon, is secured by a first priority security interest in substantially all of the Company's oil and gas reserves in Larimer and Weld Counties, Colorado, which reserves totaled over 50% of all the Company's reserves at December 31, 1996. The Convertible Debentures are due in 2001 and interest is paid quarterly. If the Company's obligations under the Convertible Debentures are ever declared immediately due and payable, the holders of the Convertible Debentures would have a first lien on the pledged assets and the Company might be required to sell all or a significant portion of the assets to repay the Convertible Debentures.

     Price Volatility. The revenues generated by the Company and estimated future net revenue are highly dependent upon the prices of oil, natural gas and natural gas liquids. The volatile energy market makes it difficult to estimate future prices of oil, natural gas or natural gas liquids. The Company's average collected price for oil in 1994 was $15.94 per barrel and for natural gas was $1.36 per thousand cubic feet ("mcf"), for 1995 was $16.77 and $1.18, respectively and for 1996, $20.35 and $1.26, respectively. For the six months ended June 30, 1997 the Company's average collected price was $19.92 per barrel of oil and $1.61 per mcf for gas. The reserve valuations shown in the Company's Annual Report on Form 10-KSB are based on prices being received by the Company at December 31, 1996 which were $24.43 per barrel of oil and $3.73 per mcf of natural gas, which are higher than the average prices received during the first half of 1997. Various factors beyond the control of the Company affect prices of oil and natural gas, including worldwide and domestic supplies of, and demand for, oil and natural gas, the ability of the members of the Organization of Petroleum Exporting Countries ("OPEC") to agree to and maintain oil price and production controls, political instability or armed conflict in oil-producing regions, the price of foreign imports, the level of consumer demand, the price and availability of alternative fuels, the availability of pipeline capacity and changes in existing federal regulation and price controls. As in the past, it is likely that oil and gas prices will continue to fluctuate in the future which may adversely affect the Company's business.

     Limitations on Accuracy of Reserve Estimates and Future Net Revenue. This Prospectus and the Annual Report on Form 10-KSB contain estimates of the Company's oil and gas reserves and the future net revenue therefrom which have been prepared by independent petroleum engineers. These estimates are based on various assumptions and, therefore, are inherently imprecise. Estimates of reserves and of future net revenue prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. Actual future production, revenue, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. In addition, the Company's reserves may be subject to downward or upward revision, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors. If these estimates of quantities, prices and costs prove inaccurate, the Company is unsuccessful in expanding its oil and gas reserves base with its capital expenditure program, and/or declines in and instability of oil and natural gas prices occur, then writedowns in the capitalized costs associated with the Company's oil and gas assets may be required.

     Risks Inherent in Oil and Gas Operations The search for oil and gas is a highly speculative activity that may be marked by numerous unproductive efforts. Many wells will be dry, and productive wells may not produce enough oil or gas to produce a profit or even return the invested capital. The Company must continually acquire and explore for and develop new oil and gas reserves to replace those being depleted by production. Without successful drilling or acquisition ventures, the Company's assets, properties and revenues will decline. Oil and gas exploration and development are speculative, involve a high degree of risk and are subject to all the hazards typically associated with the search for, development of, and production of oil and gas. The Company's operations are subject to all of the risks incident to exploration for and production of oil and gas including blow-outs, cratering, pollution and fires, each of which could result in damage to or destruction of oil and gas wells or production facilities or damage to persons and property. The Company's insurance may not fully cover certain of these risks and the occurrence of a significant event not fully insured against could have a material adverse effect on the Company's financial position. The process of drilling for oil and gas can be hazardous and carry the risk that no commercially viable oil or gas production will be obtained. The cost of drilling, completing and operating wells is often uncertain. Moreover, drilling may be curtailed, delayed or canceled as the result of many factors, including title problems, weather conditions, shortages of or delays in delivery of equipment, as well as the financial instability of well operators, major working interest owners and well servicing companies. The availability of a ready market for the Company's oil and gas depends on numerous factors beyond its control, including the demand for and supply of oil and gas, the proximity of the Company's natural gas reserves to pipelines, the capacity of such pipelines, fluctuations in production and seasonal demand, the effects of inclement weather and governmental regulation. New gas wells may be shut-in for lack of a market until a gas pipeline or gathering system with available capacity is extended into the area. New oil wells may have production curtailed until production facilities and delivery arrangements are acquired or developed. The Company's business will always be subject to these types of risks.

     Exploration Risks. The Company intends to pursue a significant number of wildcat projects in southern Louisiana, Texas and the Gulf Coast, and through June 30, 1997 had drilled or participated in the drilling of three exploratory wells, of which one was dry and two wells have been completed as producing wells. The Company expects to expend at least $5 million in exploratory drilling and related exploration activities during the remainder of 1997 and at least an additional $8 million in 1998. Exploration for oil and gas involves an extremely high degree of risk that no commercial production will be obtained or that the production will be insufficient to recover drilling and completion costs. The costs of drilling, completing and operating wells is, at best, uncertain.

Drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental regulations and shortages and delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

     Risks of Purchasing Interests in Oil and Gas Properties. The Company expects to continue to make acquisitions of producing and exploratory oil and gas properties in the future. The Company often will not control the operation of properties in which an interest is acquired. It is generally not feasible for the Company to review in-depth every property it purchases and all records with respect to such properties. However, even an in-depth review of properties and records may not necessarily reveal existing or potential problems, nor will it permit the Company to become familiar enough with the properties to assess fully their deficiencies and capabilities. Evaluation of future recoverable reserves of oil, gas and natural gas liquids, which is an integral part of the property selection process, is a process that depends upon evaluation of existing geological, engineering and production data, some or all of which may prove to be unreliable or not indicative of future performance. To the extent the seller does not operate the properties, obtaining access to properties and records may be more difficult. Even when problems are identified, the seller may not be willing or financially able to give contractual protection against such problems, and the Company may decide to assume environmental and other liabilities in connection with acquired properties.

     Competition. The oil and gas industry is highly competitive in many respects, including identification of attractive oil and gas properties for acquisition, drilling and development, securing financing for such activities and obtaining the necessary equipment and personnel to conduct such operations and activities. In seeking suitable opportunities, the Company competes with a number of other companies, including large oil and gas companies and other independent operators with greater financial resources and, in some cases, with more experience. Many other oil and gas companies in the industry have financial resources, personnel and facilities substantially greater than those of the Company and there can be no assurance that the Company will continue to be able to compete effectively with these larger entities.

     Shortage of Equipment, Services, and Supplies. There is often competition for scarce drilling and completion equipment, services and supplies, and there can be no assurance that sufficient drilling and completion equipment, services and supplies will be available when needed. The likelihood of shortages is greater at the present time than in the past because of the recent increase in oil and gas prices causing an increase in drilling activity and a resulting decrease in available material and equipment. Any such shortages could delay the proposed exploration, development, and sales activities of the Company and could cause a material adverse affect to the financial condition of the Company.

     Dependence on Key Personnel. The success of the Company will largely be dependent upon the efforts and active participation of Willard H. Pease, Jr. the President of the Company, James N. Burkhalter, the Vice President of Engineering and Production of the Company, Patrick J. Duncan, the Chief Financial Officer of the Company, and certain other key employees. The loss of the services of any of its officers or other key employees may adversely affect the Company's business.

     Government Regulation and Environmental Risks. The production and sale of gas and oil are subject to a variety of federal, state and local government regulations, including regulations concerning the prevention of waste, the discharge of materials into the environment, the conservation of natural gas and oil, pollution, permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, the unitization and pooling of properties, and various other matters, including taxes. Many jurisdictions have at various times imposed limitations on the production of gas and oil by restricting the rate of flow for gas and oil wells below their actual capacity to produce. In addition, many states have raised state taxes on energy sources and additional increases may occur, although increases in state energy taxes would have no predictable effect on natural gas and oil prices. The Company believes it is in substantial compliance with applicable environmental and other government laws and regulations, however, there can be no assurance that significant costs for compliance will not be incurred in the future.

     The production and sale of oil and natural gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. From time to time, regulatory agencies have also reviewed certain aspects of the operations of oil and gas companies in the D-J Basin to determine if additional regulations or regulatory action is necessary. State statutes, rules and regulations affecting oil and gas companies may, if changed as proposed by certain interest groups, render drilling in certain locations more expensive or uneconomical due to increased surface owner compensation and bonding requirements or environmental regulatory constraints. The Colorado Oil and Gas Conservation Commission recently enacted and is considering stricter regulation of matters such as oil conservation, land reclamation, fluid disposal and bonding of oil and gas companies. Additionally, various cities and counties in which the Company operates have conducted and continue to conduct hearings to review their ordinances to determine the level of regulatory authority they should assert over such matters. At present, it cannot be determined to what degree stricter regulations would adversely impact the Company's operations.

     Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the public health and the environment, may affect the Company's operations, expenses and costs. Moreover, the recent trend toward stricter standards in environmental legislation and regulations is likely to continue. Legislation and regulations concerning the disposal of oil and gas waste were adopted by the Colorado Oil and Gas Conservation Commission during the summer of 1993. The Colorado Air Quality Control Commission has adopted regulations to implement the federal Clean Air Act. These regulations generally exempt oil and gas exploration and production activities, except from certain routine filings. These governmental agencies may impose further regulatory restrictions and reporting requirements which could adversely impact the Company's operating costs. However, at present the Company cannot predict if or to what degree its costs and operations will be impacted.

     Anti-Takeover Protections. The Company's Articles of Incorporation and Bylaws include certain provisions, the effect of which may be to inhibit a change of control of the Company. These include the authorization for issuance of additional classes of Preferred Stock and classification of the Board of Directors so that approximately one-third of the Company's directors are elected annually. In addition, certain of the Company's officers have entered into employment contracts providing for certain payments to be made upon any termination of employment. These provisions may discourage a third party from attempting to obtain control of the Company.

     Dividend Policy. Payment of dividends on Common Stock is subject to declaration by the Board of Directors. The Company does not currently pay cash dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

     Shares Available For Future Sale. As of August 11, 1997, a total of 7,225,539 outstanding shares of Common Stock are "restricted securities" as that term is defined under Rule 144 of the Securities Act. An additional 6,935,171 shares of Common Stock, issuable upon conversion of outstanding convertible Debentures and exercise of outstanding Warrants and 988,300 shares of Common Stock issuable upon exercise of options would be "restricted securities" upon issuance. Substantially all of such Common Stock (which includes the shares of Common Stock offered for resale by this Prospectus) has been or is expected to be registered under the Securities Act for resale by the holders at or prior to the time the Shares may be acquired in this Offering. Sales of substantial amounts of Common Stock into the market by such holders or the potential of such sales may have a depressive effect on the market price of the Company's Common Stock.

     Outstanding Options and Warrants. As of August 11, 1997, the Company has outstanding warrants and options to purchase a total of 6,555,144 shares of the Company's Common Stock at an average exercise price of $3.98 per share. The exercise prices of the outstanding warrants and options range from $.70 per share to $6.00 per share. If all these warrants and options should be exercised, the Company would receive gross proceeds of approximately $26 million. The holders of the outstanding options and warrants might have the opportunity to profit from a rise in the market price (of which there is no assurance) of the shares of the Company's Common Stock underlying the warrants and options , and their exercise may dilute the ownership interest in the Company held by other stockholders.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of shares by the Selling Securityholders, nor any proceeds from the conversion of Debentures. While there is no assurance that all or any portion of the Warrants will be exercised, if all the Warrants should be exercised, the Company would receive proceeds of up to approximately $24,278,415 which the Company would expect to use for general corporate purposes, including oil and gas exploration activities.

                             SELLING SECURITYHOLDERS

     The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of August 11, 1997, by each Selling Securityholder herein and as adjusted to reflect the sale by all Selling Securityholders of the shares offered hereby by each Selling Securityholder. This list indicates the number of Common Shares owned by such Selling Securityholder prior to the offering, the maximum number of shares to be offered for such Selling Securityholder's account, the amount of the class owned by the Selling Securityholder after completion of the offering (assuming the Selling Securityholder sold the maximum number of shares of Common Stock) and any position, office or other material relationship with the Company that the Selling Securityholder had within the past three (3) years. The Selling Securityholders are not required, and may choose not, to sell any of their shares of Common Stock.

                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------
Adams, Marilyn (1) .................................................................          22,000           3,500          18,500
Allen, Gylan C. & Mary H. Family Trust, Gylan C. Allen Trustee (12) ................          20,833          20,833            --
Alter, Scott C .....................................................................           4,000           4,000            --
American Energy Mgmt Profit Sharing Plan DTD 12/20/84,
   Jerry Spilsbury TTEE (13) .......................................................          33,333          33,333            --
Amster, Howard, IRA c/o Everen Clearing Corp. Custodian ............................         179,300         179,300            --
Anabtawi, Sari & Sivim .............................................................          30,000          30,000            --
Antry, Lisa (2) ....................................................................         490,000         490,000            --
Antry, Steve (2) ...................................................................          70,235          11,137          59,098
Apogee Fund, L.P. ..................................................................          65,000          65,000            --
Aris, Oussama ......................................................................          10,000          10,000            --
Asher, Garland P. &  Elizabeth T ...................................................         100,000         100,000            --
Atocha Exploration, Inc. ...........................................................         128,750         128,750            --
Avast & Co. ........................................................................          87,500          87,500            --
Awerbuch, Wilma (Charles Schwab & Co. Cust) (12) ...................................          20,833          20,833            --
Baird, Ralph W. (14) ...............................................................          30,000          30,000            --
BAL Associates (14) ................................................................             100             100            --
Barnett, O. Lee (15) ...............................................................           5,000           5,000            --
Barstow, Hal, IRA Roll-Over (12) ...................................................          41,667          41,667            --
Batchkoff, Franklin J. III (14) ....................................................          11,240          11,240            --
Bates, Brigitte (14) ...............................................................          10,000          10,000
Benson, Lloyd K. (12) ..............................................................          16,667          16,667            --
Berg, William A. (14) ..............................................................          41,512          41,512            --
Bernstein, Herman TTEE, U/T/A H.& A. Bernstein 8/9/70 ..............................           5,000           5,000            --
Berry, Gloria K. (14) ..............................................................           2,350           2,350            --
Birchtree Financial Services, Inc. (14) ............................................             347             347            --
Blackhawk Inc. Profit Sharing Plan .................................................          10,000          10,000            --
Blute, James F. III, MD PC Pension Plan ............................................          10,000          10,000            --
Bluto, Paul M. (16) ................................................................          18,300          18,300            --
Bobzin, Paul A. (12) ...............................................................          20,833          20,833            --
Bodino, Michael D. (14) ............................................................          67,000          67,000            --

                                      -9-

                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------

Boesel, John (14) ..................................................................           5,000           5,000
Bourgi, Philip .....................................................................           2,000           2,000            --
Boyack, Wallace T. Pension & Profit Sharing Trust DTD 1/1/81 (12) ..................          20,833          20,833            --
Boyd, Harry E. & Gloria S. (12) ....................................................          20,833          20,833            --
Bradford, William L. & Ruth A. (12) ................................................          20,833          20,833            --
Brigham Family Trust DTD 1/14/87 ...................................................          40,000          40,000            --
Broadbent, Robert C. & Helen H.,TTEES, Broadbent Family Trust
      DTD 4/26/95 (12) .............................................................          25,000          25,000            --
Broadbent, Robert N. & Marjorie Sue, TTEES, Broadbent
      Family Trust .................................................................           5,000           5,000            --
Bronstein, Irwin I .................................................................          20,000          20,000            --
Broschart Family Trust UAD 8/24/92, James & Gloria TTEES (12) ......................          10,833          10,833            --
Brown, Gordon Christopher (14) .....................................................             490             490            --
Browning Oil Company, Inc. .........................................................          71,000          71,000            --
Burkhalter, James N. (3) ...........................................................         170,710           8,906         161,804
Buys, Jenni (14) ...................................................................           1,289           1,289            --
Byrne, Raymond and Jacquelyn (17) ..................................................           3,333           3,333            --
Cannons, Mary (14) .................................................................             300             300            --
Carey, Thomas (14) .................................................................           5,195           5,195            --
Carib Financial Group, Ltd. (18) ...................................................          38,750          38,750            --
Carty, Everett C. & Joan M., TTEES UTD 2/26/96 FBO the
      Carty Living Trust (12) ......................................................          20,833          20,833            --
Casey, Larry W. & Suanne B., TTEES FBO the Casey Family
      Trust (12) ...................................................................          20,833          20,833            --
Catelli, Anne R. Trust U/A DTD 1/9/96, Thomas R. Villone
      TTEE (12) ....................................................................          41,667          41,667            --
Cavin, William J. (Jr.) and M. Janice (12) .........................................          41,667          41,667            --
Centennial Energy Partners, LP .....................................................         150,000         150,000            --
Chammas, Jacques ...................................................................           4,000           4,000            --
Chammas, Dr. Sabah .................................................................          20,000          20,000            --
Chammas, Zeina .....................................................................           1,000           1,000            --
Chen, Paul & Lily ..................................................................           7,000           7,000            --
Chiu, Sung L .......................................................................           6,000           6,000            --
Citibank (Switzerland) .............................................................          40,000          40,000            --
Clark, Jeff (14) ...................................................................           5,000           5,000
Cohee, Gary (14) ...................................................................          10,000          10,000            --
Cohen, Armand ......................................................................           5,000           5,000            --
Coleman and Company Securities, Inc (14) ...........................................           5,156           5,156            --
Cowin, Jacqueline I., Transcorp C/F ................................................          11,000          11,000            --
Cowin, Leland Rhey, Transcorp C/F ..................................................          29,000          29,000            --
Cox, David C. (12) .................................................................          41,667          41,667            --


                                     - 10 -

                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------
Crownover, Enid E. & Clyde ......................................................           62,500           62,500             --
Cummings, Richard J. Revocable Trust ............................................            8,000            8,000             --
Curry, P. Gregg (19) ............................................................           40,833           40,833             --
Cutler, Stanley (12) ............................................................           20,833           20,833             --
D'Asaro, Michael A. (19) ........................................................           24,833           24,833             --
Davidson, Janice, TTEE, Janice A. Davidson Rev. Trust
      UA Dtd 5/19/81 (20) .......................................................           86,667           86,667             --
Dawes, Steven A. (21) ...........................................................           56,667           56,667             --
Delta Financial Resources, Inc. (21) ............................................          170,209           41,667          128,542
Demuth, Irene Esther Trust (R. Roberts Cust.) (19) ..............................            8,333            8,333
Doctors Financial Mgmt Co., Inc., Employee Benefit Plan,
     LeRoy W. Smith, TTEE (13) ..................................................           83,333           83,333             --
Dombrowski, Donald J ............................................................           40,000           40,000             --
Duncan, Patrick J. & Eilleen M. (4) .............................................          165,625           15,625          150,000
Elhaj, Abed K. (12) .............................................................          104,166          104,166             --
Engler, Moe .....................................................................            5,000            5,000             --
Engs, John A. and Alexandra (12) ................................................           17,833           17,833             --
Etheridge, Kenneth R. (14) ......................................................           67,000           67,000             --
Evans, Mark & Stacey ............................................................            4,000            4,000             --
Farrand, William Patrick (22) ...................................................           29,125           29,125             --
Feldman L.P. ....................................................................          100,000          100,000             --
Fetters, R. Thomas (23) .........................................................           65,000           15,000           50,000
Findlay, Clifford O. IRA ........................................................           15,625           15,625             --
Findlay, Pete, Olds Profit Sharing Plan .........................................           15,625           15,625             --
Fischer, Stephen L. (24) ........................................................          206,700          206,700             --
Flood, Laurence B ...............................................................           46,324           46,324             --
Foster, Raymond T. & Leita, TTEES, Leita Foster Revocable
      Trust (12) ................................................................           20,667           20,667             --
Fox & Company Investments, Inc. (14) ............................................           18,568           18,568             --
Fox & Cova Profit Sharing Trust U/A/D/ 7/5/78 ...................................           25,000           25,000             --
Francis, Jihad ..................................................................            2,000            2,000             --
Fredson, Ronald A. & Margaret (12) ..............................................           41,667           41,667             --
Frey, Philip Jr. (12) ...........................................................           61,667           61,667             --
Fried, Stanley & Helen Family Trust .............................................           15,625           15,625             --
Froggatte,Theron (25) ...........................................................           15,123           15,123             --
Fung, Joseph ....................................................................           10,000           10,000             --
Gaiser, John Jr. & Anna, JTWROS .................................................           40,000           40,000             --
Galbraith, Jack H., TTEE of the Jack H. Galbraith Living Trust
      U/A dated 5/25/95 (17) ....................................................           12,333           12,333             --
Garco, Inc. .....................................................................          100,000          100,000             --
GBS Financial Corp. (14) ........................................................            8,513            8,513             --

                                      -11-


                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------
George, Deborah Jeannie ............................................................          12,000          12,000            --
George, Donald J ...................................................................           5,000           5,000            --
Georgeson, Jill T. IRA (Smith Barney Cust.) (12) ...................................          20,833          20,833            --
Ghelfi, Brent H. & Lisa A ..........................................................           4,000           4,000            --
Gilchick, Stephen ..................................................................          11,000          11,000            --
Gilman, Robert (13) ................................................................          38,333          38,333            --
Gleave, Kelly W ....................................................................          45,000          45,000            --
Gleave, Barton (12) ................................................................          20,833          20,833            --
Gleave, Rodney S. Family, Wasatch Family Dental Care PC Pension
      Plan U/A DTD 1/1/95 FBO (12) .................................................          20,833          20,833            --
Gloisten, Donald G. and Mary J. Family Trust UTD 11/30/96
      c/o GBS Financial Corp. (14) .................................................           3,000           3,000            --
Gloisten Family Trust (14) .........................................................             322             322            --
Godfrey,The Gary B. Family Revocable Trust Dated 7/1/93,
      Gary B. Godfrey TTEE (12) ....................................................          16,667          16,667            --
Goldberg, Howard B. & Leslie R. Bell ...............................................           9,375           9,375            --
Golden, Michael (14) ...............................................................           1,500           1,500            --
Gordon, Kilbourn III, M.D. (17) ....................................................          13,333          13,333            --
Gordon, Caroline Britten IRA, Ameritrade Inc. Cust. FBO ............................             800             800            --
Gordon, Kilbourn III SEP IRA, Ameritrade Inc. Cust. FBO ............................           4,000           4,000            --
Gori Family Limited Partnership ....................................................          10,000          10,000            --
Green, Clark & Associates Profit Sharing Trust .....................................           5,000           5,000            --
Grobe Securities Co., Charles S. Grobe TTEE ........................................          80,000          80,000            --
Grobe, Charles (12) ................................................................         208,333         208,333            --
Grobe, Charles and Ila 1973 Trust, the separate property of
      Ila Grobe (12) ...............................................................          20,833          20,833            --
Gulbranson, Scott H. (14) ..........................................................             875             875            --
Gutknecht, Edwin C .................................................................           5,000           5,000            --
Hadaya, John .......................................................................           4,450           4,450            --
Hafer, Edward (12) .................................................................          62,500          62,500            --
Hagerty, Stewart & Associates (14) .................................................           1,125           1,125            --
Hagerty, William Kelly IRA, Delaware Charter Guarantee & Trust
      Co., TTEE FBO (12) ...........................................................          20,833          20,833            --
Hagerty, William Kelly (14) ........................................................           6,375           6,375            --
Hagerty, William Kelly & Gladys W., TTEES, Hagerty Trust
      Dtd11/24/92 (14) .............................................................           7,500           7,500
Hankerson, William .................................................................           6,000           6,000            --
Hankerson Financial Inc. (14) ......................................................           8,000           8,000            --
Hankerson,  William A. IRA, First Trust Corp TTEE ..................................           8,000           8,000            --
Hare & Co. .........................................................................         150,000         150,000            --
Harrington & Co. Ev Fund II Ltd. ...................................................          60,000          60,000            --


                                     - 12 -


                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------
Harris, Alfred Fletcher & Bonnie F., TTEES UTD 6/14/91 FBO
      the Harris Trust (12) ........................................................          25,000          25,000            --
Harris, Jerry S. IRA R/O, Longview National Bank TTEE FBO ..........................          10,000          10,000            --
Hartunian Family Trust DTD 3/8/95 (21) .............................................          16,667          16,667            --
Harvey, Patrick L. (21) ............................................................          51,667          51,667            --
Hayes, Louise M. Revocable Trust ...................................................           4,000           4,000            --
Hayes, Michael D. (14) .............................................................             350             350            --
R. Heiman Feed Yard, Inc. (12) .....................................................          16,667          16,667            --
Herndon, William F. (14) ...........................................................           8,500           8,500            --
Hickcox, Frank (14) ................................................................           6,600           6,600            --
Hill, T. William and Barbara .......................................................          10,000          10,000            --
Hiscox, Dwight and Judy, JTWROS ....................................................          30,000          30,000            --
Hllywa, John & Cynthia (14) ........................................................           2,500           2,500            --
Houlihan, Brian (14) ...............................................................           4,000           4,000            --
Houlihan, Richard A. (5) ...........................................................         255,083         105,833         149,250
Hu, Gounong (6) ....................................................................          21,000           6,000          15,000
Huber, David S .....................................................................          10,000          10,000            --
Huey, S. Chris (26) ................................................................          11,445          11,445            --
Hughes, Betty R., TTEE FBO R.P. & B.R. Hughes Trust (21) ...........................          16,667          16,667            --
Huml, Stephen E ....................................................................           4,000           4,000            --
Hunt, William Herbert Trust Estate, J.W. Beavers, Jr., TTEE ........................          80,000          80,000            --
Hunter, Dawn S. (14) ...............................................................             100             100            --
Hunter, Paul .......................................................................          10,000          10,000            --
Hutchings, Darryl & Brigit .........................................................           9,375           9,375            --
IJB Properties, Ltd ................................................................          10,000          10,000            --
J.T.M. Consulting (14) .............................................................          15,000          15,000            --
Jacobson, Jerome Living Trust ......................................................          10,000          10,000            --
Jamett, Evelyn Louise (12) .........................................................          20,833          20,833            --
Jamett, Gary K. (14) ...............................................................           2,000           2,000            --
Jastremski, Bruce ..................................................................          10,000          10,000            --
Jones, Carroll Shannon (12) ........................................................          20,833          20,833            --
Jones, Fred (14) ...................................................................          10,000          10,000            --
Jones, Howard ......................................................................          10,000          10,000            --
Kamphuis, Joel (14) ................................................................           2,000           2,000            --
Kanne, Charles R. Jr. (27) .........................................................         186,666         186,666            --
Kavanau, Chris (14) ................................................................           2,010           2,010            --
Kayne Anderson Offshore Limited ....................................................          30,000          30,000            --
Keiser, Charles (28) ...............................................................           6,667           6,667            --
Kemp, Kelly (14) ...................................................................          10,000          10,000
Kennedy Revocable Trust #2, Thomas J. & Eileen M. TTEES ............................          10,000          10,000            --
Kennedy, Eileen Mary IRA, Bear Sterns Cust .........................................          15,533          15,533            --

                                      -13-

                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------
Kennedy, Thomas James IRA, Bear Sterns Cust ........................................          15,208          15,208            --
Khasigian Revocable Living Trust, Harry A. & Lynda H ...............................
      Khasigian, TTEES .............................................................          20,000          20,000            --
Khayyam, Mansour & Victoria (12) ...................................................          41,667          41,667            --
Kilpatrick, Byron & Myriam .........................................................          20,000          20,000            --
King Family Trust DTD 1/22/93, Gerald W. and Edith C ...............................
      King, TTEES ..................................................................          20,000          20,000            --
King, James J ......................................................................           8,000           8,000            --
King, Myrna L ......................................................................           6,000           6,000            --
Kinsman, Robert L. & Annette M. Family Limited Partnership .........................           3,000           3,000            --
Kirby Trust, Thomas B. Kirby TTEE ..................................................          25,000          25,000            --
Kite Family Trust, Roy A. Jr. and Linda R. Kite, TTEES .............................          20,000          20,000            --
Kite, Robert .......................................................................           5,000           5,000            --
Koechlin, Monica ...................................................................          20,000          20,000            --
Koonce, Peter (14) .................................................................          34,765          34,765            --
Koonce, J. Peter & Marilyn C., JTWROS ..............................................          17,000          17,000            --
Koutures, Chris G ..................................................................           3,120           3,120            --
Koutures, George C. & Maria ........................................................          58,880          58,880            --
Koutures, George Anthony ...........................................................           8,000           8,000            --
Kulick 1984 Trust DTD 10/23/84 (Edward L. TTEE) (29) ...............................          43,333          43,333            --
Lapp, Michael and Sandi JTWROS .....................................................           5,000           5,000            --
Lawler, Doris Gene (12) ............................................................          41,667          41,667            --
Lazier, Bruce E. (14) ..............................................................          67,000          67,000            --
Lebco Group, Ltd. ..................................................................           4,000           4,000            --
Levine, Philip .....................................................................          20,000          20,000            --
Lewis Family Living Trust, H. Wayne & Janet A. Lewis, TTEES ........................          62,000          62,000            --
Lewis Family Trust DTD 5/6/82, Phillis & Clair Lewis TTEES (12) ....................           8,333           8,333            --
Lichtenburg, Ben (14) ..............................................................           1,500           1,500            --
Lindberg, Daniel W .................................................................           4,000           4,000            --
LKCM Investment Partnership ........................................................         150,000         150,000            --
Lowther, Thomas J. & Muriel Trust DTD 3/22/82, Muriel
      Lowther, TTEE ................................................................          60,000          60,000            --
Lukac, Jan Simon ...................................................................           5,000           5,000            --
Macchia, Peter .....................................................................          16,000          16,000            --
Madaien, Hanna (13) ................................................................         143,883         143,883            --
Madav IX ...........................................................................          54,500          54,500            --
Marbrusal Partners .................................................................          10,000          10,000            --
Marjadan LLC .......................................................................           5,000           5,000            --
Mart Warehousing and Storage (7) ...................................................          33,111          31,250           1,861
Martin, Jim H. IRA - Mesirow Financial Inc.Cust ....................................          16,667          16,667            --


                                     - 14 -


                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------
Martin, Marilyn A. Acct FE37-88053647-FE14, Mesirow
      Financial C/F (21) ...........................................................          14,500          14,500            --
Massad, Jamara Issa ................................................................          10,000          10,000            --
Mautner, Robert S ..................................................................          10,000          10,000            --
Maxwell, Vance .....................................................................          10,000          10,000            --
McCartney, Jack A ..................................................................           7,500           7,500            --
McChesney, Thomas (14) .............................................................          41,512          41,512            --
McDermott, Kevin (30) ..............................................................           9,250           9,250            --
McDonald, Thomas James (19) ........................................................          17,633          17,633            --
McKendry Enterprises Inc. Profit Sharing Plan & Retirement Trust ...................           5,000           5,000            --
McLeod, Daniel V. (31) .............................................................          87,333          87,333            --
Mencinger, Nicholas & Julie Johnson (12) ...........................................          41,667          41,667            --
Meram, Sam M .......................................................................           5,000           5,000            --
Meridian Capital Group, Inc. (14) ..................................................           5,500           5,500            --
Meyer, Dennis C. (12) ..............................................................          20,667          20,667            --
Michelas, Michael T ................................................................           7,825           7,825            --
Minert, Timothy L. (14) ............................................................             350             350            --
Mirza, Robert ......................................................................           6,000           6,000            --
Mitchell, William and Deborah ......................................................           5,000           5,000            --
Modglin, Donald L. & Grace M. Trust (19) ...........................................           8,333           8,333            --
Moldermaker, James (14) ............................................................           5,000           5,000
Moore, John Temple TTEE, John Temple Moore Living Trust,
      UA DTD 11/16/94 (21) .........................................................          61,667          61,667            --
Moore, John Temple (14) ............................................................           2,125           2,125            --
Moucharafieh, Bassam C., M.D. Inc. Emp. Pension Plan ...............................           2,000           2,000            --
Nagata, Mark .......................................................................          15,000          15,000            --
North County Pulmonary Medical Group Inc. Pft Sharing Plan (12) ....................          25,000          25,000            --
Neff, Howard (14) ..................................................................             100             100            --
Nelson, Daniel A. & Wanda ..........................................................          10,000          10,000            --
Offense Group Associates, L.P. .....................................................         170,000         170,000            --
Ogilvie, Frank L. & Ruth S. TTEES UTD 2/19/87 FBO ..................................           8,000           8,000            --
O'Neill, Hugh Irrevocable Trust II, John F. Conway, TTEE ...........................          20,000          20,000            --
Oring, Martin ......................................................................          41,100          41,100            --
Pabst, Patricia K ..................................................................           5,000           5,000            --
Pacific States Capital Corporation (32) ............................................         364,438         364,438            --
Paris, T. Mark and Janiel ..........................................................           3,925           3,925            --
Parker, Charles H. MD Ltd. Pension & Profit Sharing Plan ...........................           5,000           5,000            --
Parker, Gerald M. Family Limited Partnership .......................................          10,000          10,000            --
Paul, Geraldine W. IRA, Southwest Securities Inc. FBO (12) .........................          20,833          20,833            --
Paulson, Chester L.F. (14) .........................................................          41,512          41,512            --
Paulson Investment Company, Inc. (14) ..............................................         336,712         336,712            --


                                     - 15 -


                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------
Peacock, Hislop, Staley & Given, Inc. (14) .........................................             700             700            --
Peare, Dan C .......................................................................           4,000           4,000            --
Pease, Willard H. Jr. (7) ..........................................................         786,136         161,500         624,636
Peery, Larry L .....................................................................           7,500           7,500            --
Penfield, Carole IRA, Delaware Charter Guarantee & Trust
      Co. TTEE, ....................................................................           4,000           4,000            --
Pepper, Ronald E. IRA, First Trust Corp TTEE .......................................          20,000          20,000            --
Peryam, Alan W .....................................................................           7,000           7,000            --
Pierce, Don D. and Juanita J., TTEES, Don D. & Juanita J. Pierce
      Trust (12) ...................................................................          41,667          41,667            --
Potosky Oil and Gas, Inc. ..........................................................          37,250          37,250            --
Prigger, William III (14) ..........................................................             435             435            --
Pum, Dr. Franz J. IRA (Bear Stearns SEC Corp Cust) (12) ............................           8,333           8,333            --
Rabinovich, Issie (14) .............................................................             200             200            --
Rabinowitz, Milton (21) ............................................................          51,667          51,667            --
Ramat Securities, Ltd. .............................................................         103,400         103,400            --
Ramey, William K. (12) .............................................................          20,833          20,833            --
Ratcliff, John (8) .................................................................           7,000           2,000           5,000
Ray Living Trust ...................................................................           8,000           8,000            --
Reedy, Delbert R ...................................................................          50,000          50,000            --
Reott, Lavina G. (12) ..............................................................          41,667          41,667            --
Rice Owls of Arizona Ltd Partnership ...............................................           8,000           8,000            --
Roberts, Richard K. (14) ...........................................................           4,094           4,094            --
Rogers, Travis K. (33) .............................................................           9,344           9,344            --
Rosenwasser, Stuart N., R Technologies Inc PSP FBO (12) ............................          41,667          41,667            --
Rowan, Edward ......................................................................          10,000          10,000            --
Ruane, James C. (9) ................................................................         276,838         100,000         176,838
Rufty, Archibald ...................................................................          15,625          15,625            --
Rufty, Frances F. c/f Sara F. Parkton UTNUGM .......................................          15,625          15,625            --
Salem, Fakhri ......................................................................           6,800           6,800            --
Sand, Jeffery W. (14) ..............................................................              63              63            --
Sandpiper & Co. ....................................................................          87,500          87,500            --
San Jacinto Securities, Inc. .......................................................           6,500           6,500            --
Santa Fe Exploration (28) ..........................................................           6,667           6,667            --
Scanlon, Keith Lawrence ............................................................           8,000           8,000            --
Schiff, Ronald (14) ................................................................             625             625            --
Schilling, Delbert C. and Gloria B., JTWROS (14) ...................................           4,638           4,638            --
Schmidt, Sandra ....................................................................           6,000           6,000            --
Schroeder, Walter W. & Karen F .....................................................          50,000          50,000            --
Schubert, Steve (12) ...............................................................          41,667          41,667            --
Schwab, Wayne (21) .................................................................          35,667          35,667            --


                                     - 16 -


                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------
Schwartz Family Revocable Trust, Earl D. Schwartz, TTEE (12) .......................           8,333           8,333            --
Sears, Charles D. TTEE, Charles D. & Priscilla M. Sears Living Trust ...............           5,000           5,000            --
Securities Underwriting Corp. (14) .................................................             558             558            --
Sentra Securities Corporation (14) .................................................           1,400           1,400            --
Shonyo Rev Living Trust, Kenneth W. Shonyo TTEE UAD 6/30/91 ........................          25,000          25,000            --
Signal Securities, Inc. (14) .......................................................             675             675            --
Singer Family Trust, Richard A. & Jacqueline C. Singer, TTEES ......................          10,000          10,000            --
Smith, Andrew D. Profit Sharing Plan FBO A. Smith (19) .............................           8,333           8,333            --
Smith, Jason L. (14) ...............................................................           2,000           2,000            --
Smith, Jeff (17) ...................................................................           3,333           3,333            --
Smith, LeRoy W. (10) ...............................................................         266,239          15,000         251,239
Snow, Ron E. (14) ..................................................................             100             100            --
Snyder, Richard L. & Beverly A. TTEE, Richard L. & Beverly A .......................
      Snyder Trust DTD 1/27/88 .....................................................          20,000          20,000            --
Solomon, Esta ......................................................................           7,000           7,000            --
Southworth, Thoms G. & Sally A, TTEES, Southworth Family
      Trust (14) ...................................................................          10,000          10,000
Spear, Leeds & Kellogg .............................................................          20,000          20,000            --
Sproul, Clifton W. Trust - David E. Sproul Trustee .................................           4,000           4,000            --
Sproul, David E. (12) ..............................................................          16,667          16,667            --

Sproul, David E. & Sidney K. JTWROS ...............................................            4,000           4,000            --
Sproul, David E., Cust for Lindsay M. Sproul (Minor) (12) .........................            8,333           8,333            --
Stammer, Daniel ...................................................................            5,000           5,000            --
Stauffer Family Rev Living Trust UTAD 3/2/93 (19) .................................           14,833          14,833            --
Stock, Lincoln F. & Helen Revocable Trust, Lincoln F. & Helen
      Stock TTEES (21) ............................................................           34,167          34,167            --
Stone, John G. & Susan M. JTWROS ..................................................            3,000           3,000            --
Stout, Lanny Rex (14) .............................................................           32,600          32,600            --
Strain, Charles M. (14) ...........................................................            6,250           6,250            --
Sunderland, Hoyt and Evelyn .......................................................            4,400           4,400            --
Sunderland, Rickey Scott & Evelyn .................................................            6,000           6,000            --
Swain, Lee ........................................................................           10,000          10,000            --
Swarts Family Trust Dated 2/9/95, George C. Swarts, TTEE (12) .....................           40,625          40,625            --
Taha, Jamal R. (14) ...............................................................           11,195          11,195            --
Tamar Properties Inc. Profit Sharing Plan (19) ....................................           16,333          16,333            --
Tanner, Janet C., IRA .............................................................           15,625          15,625            --
Tanner, Max C., IRA ...............................................................           50,000          50,000            --
Tanner, Max C. & Janet ............................................................           45,833          45,833            --
Tanner, Max C. Profit Sharing Keogh ...............................................           62,500          62,500            --
Tanner, Mont E ....................................................................            6,250           6,250            --
Tarazi, Aida F ....................................................................           20,000          20,000            --
Tarkoff, Eugene and Maxynne JTWROS ................................................            4,000           4,000            --


                                     - 17 -


                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------
Taylor, Dick (14) ...............................................................            2,500            2,500
Tejeda, Rennie C. and Kathleen (21) .............................................           16,667           16,667             --
Tercentennial Energy Partners, LP ...............................................          150,000          150,000             --
Thomas, James R. (14) ...........................................................            5,000            5,000
Thompson, W. Gayle TTEE FBO WGTEBT (21) .........................................           40,667           40,667             --
Thorne, Don (14) ................................................................              200              200             --
Titus, Everett G. III (14) ......................................................              625              625             --
TNC Inc. (14) ...................................................................           66,500           66,500             --
Tolbert, Donald .................................................................            5,000            5,000             --
Totman, James W. TTEE UTD 12/18/86 FBO James W ..................................
      Totman Trust (12) .........................................................           51,667           51,667             --
Tradeway Securities Group, Inc. (14) ............................................            2,200            2,200             --
Travis, Joan and Arnold .........................................................           10,000           10,000             --
Travis, Ellen B .................................................................            2,000            2,000             --
Travis, Lawrence I ..............................................................            4,000            4,000             --
Tully Family Trust UTD 5/25/84 (12) .............................................            8,333            8,333             --
USA Capital Management (14) .....................................................            3,125            3,125             --
Wagner Investment Management, Inc. (14) .........................................           50,000           50,000             --
Wagner, Rolf (14) ...............................................................           65,000           65,000             --
Waldron & Co., Inc. (14) ........................................................            7,500            7,500             --
Walker, Clemons F. (11) .........................................................          201,901          188,248           13,653
Walker, Clemons F. & Leslie A. Family Trust (11) ................................           75,000           75,000             --
Walker, Clemons F. First Trust Corp. TTEE (11) ..................................           43,750           43,750             --
Warner, Julian R. (19) ..........................................................            8,333            8,333             --
Warner,  Wayne IRA, Orange Nat'l Bank as Cust FBO (12) ..........................           20,833           20,833             --
Waterfall, Economides,Caldwell, Hanshaw & Villamana Profit
      Sharing Plan ..............................................................            5,000            5,000             --
Webber, William H ...............................................................           10,000           10,000             --
Weddon, Bradley C. (14) .........................................................            1,500            1,500             --
Weekley, Richard ................................................................           31,250           31,250             --
Wells Family Trust, Donny R. & Lynn M. Wells, TTEES .............................            4,000            4,000             --
Welsh, Glenn L ..................................................................            5,000            5,000             --
Weschler, Charles J. (14) .......................................................            1,375            1,375             --
Western Plains Development Money Purchase Plan DTD 12/31/90 .....................           10,000           10,000             --
White, Harold L. & Sandra R. (12) ...............................................           41,667           41,667             --
Williams, Cynthia D. (14) .......................................................            3,000            3,000             --
Wilson, Guy B. & Jeanette, TTEES FBO the Wilson Family
      Trust (19) ................................................................            8,333            8,333             --
Wilson, Sam N ...................................................................           39,600           39,600             --
Witkowski, John J. and Carolyn A. (12) ..........................................           20,833           20,833             --
Witwer, James MD, IRA, Bear Stearns, Custodian (13) .............................           75,333           75,333             --
Witwer, James MD, TTEE Employee Benefit Trust ...................................           10,000           10,000             --


                                     - 18 -


                                                                                              Shares                        Shares
                                                                                              Owned          Shares          Owned
                                                                                             Prior to         Being        After the
                        Name of Securityholder                                               Offering        Offered        Offering
------------------------------------------------------------------------------------------------------------------------------------
Woesner Family Living Trust, Randall E. & Janis M .........................
      Woesner, TTEES ......................................................                   5,000            5,000            --
Yamamoto Trust UTD 1-15-88 (12) ...........................................                  20,833           20,833            --
Yee, Desmond, Schroeder & Allen, Inc. (14) ................................                   3,125            3,125            --
Yong, Tony ................................................................                  19,000           19,000            --
Younger, James A. Jr ......................................................                   5,000            5,000            --
Zucker, Steven S. A/C 44445736, Guarantee & Trust FBO .....................                  22,666           22,666            --
Holders of outstanding publicly-traded warrants which
      expire 8/13/1998 (34) ...............................................               3,175,808        3,175,808            --
                                                                                         ----------       ----------      ----------
Totals ....................................................................              15,696,162       13,890,741       1,805,421
                                                                                         ==========       ==========      ==========

--------------

(1) Ms. Adams is the Company's Accounting Supervisor. The number of shares owned after the offering include 17,500 shares underlying presently exercisable options.

(2) Mr. Antry has been a director of the Company since August 1996 and is the President of Beta Capital Group, Inc. ("Beta"). The Company entered into a three-year consulting agreement with Beta in March 1996 that requires minimum monthly cash payments of $17,500 for fees plus reimbursement of out-of-pocket expenses. The agreement also requires the company ot pay Beta 2% of the gross proceeds received from any private or public financing and 7% of the gross proceeds received from any exercise of warrants. In addition to the cash compensation, the company also agreed to grant Beta, or its assignees, warrants to purchase 1,000,000 shares of the Company's Common Stock at $0.75 per share. These warrants expire in March 2001. Beta retained ownership of 600,000 of these warrants, which are assigned to Lisa Antry, Mr. Antry's wife, and assigned the other 400,000 warrants to other parties. Through the date of this prospectus, Ms. Antry had exercised 125,000 of these warrants, of which 110,000 shares had been sold. In addition to the 15,000 unsold shares, the number of shares being offered includes 475,000 shares underlying the balance of the warrants assigned to Ms. Antry plus an additional 11,137 shares underlying presently exercisable warrants held directly by Mr. Antry. The number of shares owned after the offering include 50,308 shares underlying presently exercisable warrants and 7,500 shares underlying presently exercisable options held directly by Mr. Antry. Mr. Antry is also an associated person of Signal Securities, Inc., which also received warrants and commissions from the company in connection with various private placements by the Company.

(3) Mr. Burkhalter has been a director of the Company as well as the Company's Vice President of Engineering and Production since August 1993. The number of shares owned includes 150,000 shares underlying presently exercisable options.

(4) Mr. Duncan has been a director of the Company as well as the Company's Chief Financial Officer, Treasurer and Corporate Secretary since April 1995. Mr. Duncan joined the Company as its Controller in April 1994. The number of shares owned includes 150,000 shares underlying presently exercisable options.

(5) Mr. Houlihan is a director of the Company and is also the Chairman of the Company's Audit Committee. In addition, prior to joining the Board of Directors in August 1996, a consulting firm of which Mr. Houlihan is a principal, prepared a consultant report dated May 1996 for the Company and was paid a fee of $35,000 plus $5,776 for expenses. The number of shares being offered includes 85,000 shares underlying presently exercisable warrants that were assigned by Beta (see Footnote 2 above) and 8,333 shares underlying an outstanding $25,000 convertible Debenture (the Debenture is convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted). The number of shares owned after the offering include 143,150 shares held by an entity of which Mr. Houlihan is the Trustee and may be deemed to have indirect beneficial ownership and an additional 11,100 held directly by Mr. Houlihan.

(6) Mr. Hu is a geologist and an employee of the Company. The number of shares owned includes 15,000 shares underlying presently exercisable options.

(7) Mr. Pease is the Company's President, CEO and Chairman of the Board of Directors. The shares owned prior to the offering include 121,173 shares that are owned directly by Mr. Pease, 364,963 shares are owned by entities affiliated with Mr. Pease over which shares Mr. Pease has sole voting and investment power, 198,500 shares underlying presently exercisable options, and 101,500 shares underlying presently exercisable warrants. The shares being offered include 60,000 shares that were issued in December 1996 when Mr. Pease converted a $60,000 promissory note and 101,500 shares underlying presently exercisable warrants that were granted by the Board of Directors of the Company in March 1996.

(8)  Mr. Ratcliff is an accountant and an employee of the Company. The number of
     shares  owned  includes  5,000  shares  underlying  presently   exercisable
     options.

(9) Mr. Ruane has been a director of the Company since 1980. The shares being offered consist of 100,000 shares held directly by Mr. Ruane. The shares owned after the offering consist of 87,528 shares, 72,500 presently exercisable options and 12,250 presently exercisable warrants held directly by Mr. Ruane plus an additional 4,560 shares held by two trusts of which Mr. Ruane is the Trustee and therefore deemed to have beneficial ownership.

(10) Mr. Smith was a director of the Company between August 1996 and June 1997. Mr. Smith was elected to the Board of Directors to represent the holders of the Company's Series A Cumulative Convertible Preferred Stock. On June 11, 1997, pursuant to the terms of the Company's Articles of Incorporation, all the outstanding preferred stock automatically converted into common stock and common stock purchase warrants. Mr. Smith's term as a director also automatically terminated at that time. The shares being offered consist of 15,000 shares held directly by Mr. Smith. The shares owned after the offering consist of 133,474 shares held by two trusts that Mr. Smith is the Trustee for and therefore deemed to have beneficial ownership, 11,375 shares held by his wife, 12,375 shares held directly by Mr. Smith, 17,500 presently exercisable options held directly by Mr. Smith, 78,140 shares underlying presently exercisable warrants or convertible debentures that are held by two trusts of which Mr. Smith is the trustee and therefore deemed to have beneficial ownership, 2,000 shares underlying presently exercisable warrants held by his wife, and 6,375 presently exercisable warrants held directly by Mr. Smith.

(11) Mr. Walker has been a director of the Company since August 1996. Through a broker-dealer with which he is affiliated and individually, Mr. Walker assisted the Company in raising in excess of $2.5 million dollars in various private placements since 1992. Mr. Walker received commissions and broker warrants commensurate with industry practice for these efforts. In addition, Mr. Walker has acted in the capacity of an advisor to the Company since 1992 and from time-to-time received both cash and/or warrants to purchase Common Stock for those services. The number of shares being offered include 168,750 outstanding shares held directly or indirectly by Mr. Walker and 138,248 shares underlying presently exercisable warrants held directly by Mr. Walker (40,248 of the warrants were assigned to him by Beta--see Footnote 2 above). The shares owned after the offering include 7,500 presently exercisable options, 4,463 presently exercisable warrants and 1,690 outstanding shares.

(12) Of the shares being offered, 40% of the amount represents shares that may be issued upon conversion of presently outstanding convertible Debentures (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(13) Includes 33,333 shares that may be issued upon conversion of a presently outstanding convertible Debentures (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(14) Represents shares underlying presently exercisable warrants.

(15) Includes 5,000 shares that may be issued upon conversion of a presently outstanding convertible Debenture (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(16) Includes 10,000 shares that may be issued upon conversion of a presently outstanding convertible Debenture (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(17) Includes 3,333 shares that may be issued upon conversion of a presently outstanding convertible Debenture (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(18) Includes 31,250 shares underlying presently exercisable warrants.

(19) Includes 8,333 shares that may be issued upon conversion of a presently outstanding convertible Debenture (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(20) Includes 26,667 shares that may be issued upon conversion of a presently outstanding convertible Debenture (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(21) Includes 16,667 shares that may be issued upon conversion of a presently outstanding convertible Debenture (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(22) Includes 4,125 shares underlying presently exercisable warrants.

(23) Mr. Fetters has been a director of the Company since May 1997. The shares being offered consist of presently exercisable warrants. The shares owned after the offering consist of 50,000 presently exercisable options.

(24) Mr. Fischer works for Beta (see Footnote 2 above) as an independent contractor. Included in the amount being offered are 205,000 shares underlying presently exercisable warrants that were assigned from Beta (see Footnote 2 above) and an additional 1,700 shares underlying presently exercisable warrants that were assigned to him from Signal Securities for his participation in one of the Company's private placements.

(25) Includes 1,123 shares underlying presently exercisable warrants.

(26) Includes 6,445 shares underlying presently exercisable warrants.

(27) Includes 66,666 shares that may be issued upon conversion of a presently outstanding convertible Debenture (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(28) Includes 6,667 shares that may be issued upon conversion of a presently outstanding convertible Debenture (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(29) Includes 23,333 shares that may be issued upon conversion of a presently outstanding convertible Debenture (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(30) Includes 1,250 shares underlying presently exercisable warrants.

(31) Includes 53,333 shares that may be issued upon conversion of a presently outstanding convertible Debenture (the Debentures are convertible into the Company's common stock at a rate of one share for each $3.00 of Debenture converted).

(32) Includes 84,438 shares underlying presently exercisable warrants.

(33) Includes 4,344 shares underlying presently exercisable warrants.

(34) These warrants are publicly-traded and were issued upon conversion of the Company's Series A Cumulative Convertible Preferred Stock.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock issuable upon exercise of the Warrants will be issued directly by the Company to the Warrant holders upon surrender of the particular Warrants together with payment of the exercise price. The exercise is subject to the terms of the Warrants and such Warrants may be exercisable during different periods of time at different exercise prices. Shares issued upon exercise of Warrants will be, and Shares held by other Selling Securityholders are, restricted securities as defined in Rule 144 adopted under the Securities Act of 1933, as amended, while held by the Selling Securityholders.

     The Selling Securityholders (or their pledgees, donees, transferees, or other successors in interest) from time to time may sell all or a portion of the Shares "at the market" to or through a market maker or into an existing trading market, in private sales, including direct sales to purchasers, or otherwise at prevailing market prices or at negotiated or fixed prices. By way of example, and not by way of limitation, the Common Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the seller may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the seller in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by the Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to the Prospectus.

     The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer which purchases Shares as principal or any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with certain state securities laws, if applicable, the Shares may not be sold in certain states unless the Shares have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

     The Shares offered hereby will be sold by the Selling Securityholders (or their pledgees, donees, transferees or other successors in interest) acting as principals for their own account. The Registrant will receive none of the proceeds from such sales.

     No underwriting arrangements exist as of the date of this Prospectus for the Selling Securityholders to sell their shares. Upon being advised of any underwriting arrangements that may be entered into by a Selling Securityholder after the date of this Prospectus, the Company will prepare a supplement to this Prospectus to disclose such arrangements. It is anticipated that the per share selling price for the shares will be at or between the "bid" and "asked" prices of the Company's Common Stock as quoted in the over-the-counter market immediately preceding the sale. Expenses of any such sale will be borne by the parties as they may agree.

Certain Provisions of the Articles of Incorporation, Bylaws and Nevada Law

     The Company's ability to issue shares of new classes of preferred stock and to determine the rights, preferences, privileges, designations and limitations of such stock, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption and other terms of conditions of such stock, could make it more difficult for a person to engage in, or discourage a person from engaging in, a change in control transaction without the cooperation of management. Also, the Company has adopted Bylaws pursuant to which the Board of

Directors has been classified such that in the future approximately one-third of the directors will be elected at each annual meeting of stockholders for a three year term. As a result of this "staggered" Board of Directors, it would be more difficult for a person to assume control of the Company by changing the Board of Directors without the cooperation of the Board of Directors.

     The Company's Articles of Incorporation contain a provision, authorized under Nevada law, which limits the liability of directors or officers of the Company for monetary damages for breach of fiduciary duty as an officer or director other than for intentional misconduct, fraud or a knowing violation of law or for payment of a dividend in violation of Nevada law. Such provision limits recourse for money damages which might otherwise be available to the Company or stockholders for negligence by individuals while acting as officers or directors of the Company. Although this provision would not prohibit injunctive or similar actions against directors or officers, the practical effect of such relief would be limited.

     The Articles of Incorporation and Bylaws also contain provisions requiring the Company to indemnify officers, directors and certain employees for certain liabilities incurred in connection with actions taken on behalf of the Company, including expenses incurred in defending against such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                            DESCRIPTION OF SECURITIES

     The Company is authorized to issue 40,000,000 shares of $0.10 par value Common Stock and 2,000,000 shares of preferred stock, $0.01 par value of which 740,000 shares are undesignated and the balance have been retired (hereafter the "Preferred Stock"). As of the date of this Prospectus there were outstanding 15,458,575 shares of Common Stock, warrants to purchase up to 5,566,844 shares of Common Stock and options to purchase up to 988,300 shares of Common Stock. No shares of Preferred Stock are outstanding.

Common Stock

     Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Except as may be required by applicable law, holders of shares of Common Stock will not vote separately as a class, but will vote together with the holders of outstanding shares of other classes of capital stock. There is no right to cumulate votes in the election of directors. A majority of the issued and outstanding Common Stock constitutes a majority of the outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Articles of Incorporation.

     Holders of shares of Common Stock are entitled to receive dividends, if, as, and when declared by the Board of Directors out of finds available therefor, after payment of dividends required to be paid on outstanding shares of preferred stock. The Company's agreement with its bank lender prohibits payment of Common Stock dividends without the consent of the lender. Upon liquidation of the Company, holders of shares of Common Stock are entitled to share ratably in all assets of the Company remaining after payment of liabilities, subject to the liquidation preference rights of any outstanding shares of Preferred Stock. Holders of shares of Common Stock have no conversion, redemption or preemptive rights. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of Preferred Stock. The outstanding shares of Common Stock are and all shares of Common Stock sold pursuant to this offering will be, fully paid and nonassessable. The shares of Common Stock issued upon exercise of Warrants and payment therefor, will be validly issued, fully paid and nonassessable.

Preferred Stock

     Under the Company's Articles of Incorporation, as amended ("Articles"), the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the Company's Preferred Stock, when and if issued. Such rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which my be dilutive of the interest of the holders of the Common Stock. The Board previously designated Series A Cumulative Convertible Preferred Stock, none of which is outstanding and all of which has been retired. Additional classes of Preferred Stock may be designated and issued from time to time in one or more series with such designations, voting powers or other preferences and relative other rights or qualifications as are determined by resolution of the Board of Directors of the Company. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company and may have an adverse effect on the rights of the holders of Common Stock.

Publicly Traded Warrants

     As of August 11, 1997, issued and outstanding warrants to purchase up to 3,175,808 shares of Common Stock, are traded publicly on the Nasdaq Small-Cap Market under the symbol WPOGW. The Warrants expire, if not previously exercised by holders, on August 13, 1998 and are subject to redemption by the Company, in whole or in part, on a pro rata basis, at the option of the Company, upon not less than 30 days prior notice, at a redemption price equal to $0.25 per Warrant.

     Each Warrant represents the right to purchase one share of Common Stock on or before 5:00 p.m. Eastern Time on August 13, 1998 at an initial exercise price of $6.00 per share. The exercise price and the number of shares underlying the Warrants are subject to adjustment in certain events, including the issuance of Common Stock as a dividend on shares of Common Stock; subdivisions, combinations and reclassifications of the shares of the Common Stock; the distribution to all holders of Common Stock of evidences of indebtedness of the Company or assets (other than cash dividends); and certain mergers, a consolidation or a sale of substantially all of the assets of the Company. Except as stated in the preceding sentence, the Warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of Common Stock for less than the exercise price of the Warrants or the current market price.

     Holders of Warrants will be entitled to notice if (a) the Company grants holders of its Common Stock rights to purchase any shares of capital stock or any other rights, or (b) the Company authorizes a reclassification, capital reorganization, consolidation, merger or sale of substantially all of its assets.

     The Warrants are subject to the terms of a Warrant Agreement between the Company and American Securities Transfer and Trust, Inc. as Warrant Agent. The Company and the Warrant Agent may from time to time supplement or amend the Warrant Agreement, without the approval of any Warrant Holders, to correct or supplement defective or inconsistent provisions or to make any other provisions in regard to matters or questions arising under the Warrant Agreement which shall not adversely affect the Warrant Holders, including (but not limited to) extending the Expiration Date and any conditional or unconditional reduction in the Exercise Price, as the Board of Directors may determine. The Company and the Warrant Agent may make any other amendment to the Warrant Agreement upon obtaining the consent of a majority of the holders of outstanding Warrants, except that the consent of all Warrant Holders is necessary to shorten the time of exercise of any Warrant or to increase the Exercise Price.

     The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance on exercise of the Warrants. Exercise of each Warrant may be effected by delivery of the Warrant, duly endorsed for exercise and accompanied by payment of the exercise price, to the Warrant Agent. The shares of Common Stock issuable on exercise of the Warrants will be, when issued and paid for in the manner contemplated by the Warrants, fully paid and nonassessable.

     For the life of the Warrants, the holders thereof have the opportunity to profit from a rise in the market for the Company's Common Stock, with a resulting dilution in the interest of all other stockholders. So long as the Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of the Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the Warrants.

     Except as described above, the holders of the Warrants have no rights as stockholders until they exercise their Warrants. Shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act for resale by holders.

                                  LEGAL MATTERS

     The validity of the Common Stock will be passed upon for the Company by Alan W. Peryam, LLC, Denver, Colorado.

                                     EXPERTS

     The consolidated financial statements as of December 31, 1996, and for each of the two years in the period ended December 31, 1996, incorporated by reference in this Prospectus, have been audited by HEIN + ASSOCIATES LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

-------------------------------------------------------------------------------


No  dealer,  salesperson  or  other person  has been
authorized to give any  information  or  to make any
representation  not  contained  in  this  Prospectus
and,  if  given  or  made,   such   information   or
representation  must not be  relied  upon as  having                     PEASE OIL AND GAS COMPANY
been  authorized  by  the  Company  or  any  Selling
Securityholder.  This Prospectus does not constitute
an  offer to sell or a  solicitation  of an offer to                 13,890,741 SHARES OF COMMON STOCK
buy  any of the  securities  offered  hereby  in any
jurisdiction  to any  persons to whom it is unlawful
to make such offer in such jurisdiction.



           -----------------------------------



                                                 Page No.                   ---------------------
                                                 -------
                                                                                 PROSPECTUS

AVAILABLE INFORMATION...................................2                   ---------------------

INCORPORATION OF CERTAIN
    DOCUMENTS BY REFERENCE..............................2

PROSPECTUS SUMMARY......................................3

RISK FACTORS............................................4

USE OF PROCEEDS.........................................8

SELLING SECURITYHOLDERS.................................9

PLAN OF DISTRIBUTION...................................23

DESCRIPTION OF SECURITIES..............................24

LEGAL MATTERS..........................................26                      August __, 1997

EXPERTS  ..............................................26


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Expenses payable by Registrant in connection with the issuance and distribution of the securities being registered hereby are as follows:

SEC Registration Fee.......................................          $    3,570*
Accounting Fees and Expenses...............................               6,000*
Legal Fees and Expenses ...................................              10,000*
Printing, Freight and Engraving............................               1,000*
Miscellaneous .............................................               9,430*
                                                                        -------
         Total.............................................              30,000*
                                                                        =======
-----------------

         * Estimated.

Item 15.  Indemnification of Directors and Officers.

     Article VII of the Registrant's Articles of Incorporation provides that no director or officer of the Registrant shall be personally liable to the Registrant or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except that such provision will not eliminate or limit the liability of a director or officer for any act or omission which involves intentional misconduct, fraud or a knowing violation of law or for the payment of any dividend in violation of Section 78.300 of the Nevada Revised Statutes.

     Section 78.751 of the Nevada Revised Statutes permits the Registrant to indemnify its directors, officers, employees and agents if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, the corporation must provide indemnification against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Section 43 of the Registrant's Bylaws provides that the Registrant shall provide indemnification to Registrant's officers, directors and employees to the fullest extent permitted under the Nevada General Corporation Law.

Item 16.  Exhibits.

     In addition to the exhibits previously filed by Registrant, the following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference to this Registration Statement:

Exhibit No.       Description and Method of Filing
----------        --------------------------------

     (3.1) Amendment to Article IV of the Articles of Incorporated as filed with the Nevada Secretary of State, increasing the authorized shares of Common Stock of the Registrant to 40,000,000 shares, $0.10 par value, incorporated by reference to Exhibit 3(i) of the Registrant's Form 8-K Dated June 11, 1997.

     (5.1)        Opinion of Company counsel.*

    (23.1)        Consent of Alan W. Peryam, LLC.*

    (23.2) Consent of HEIN + ASSOCIATES LLP Independent Certified Public Accountants.

-------------------

         *        Filed previouisly.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes that it will:

         (1) File, during any period in which Registrant offers or sells securities, a post-effective amendment to this registration statement to include any material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnifi cation against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Ament No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Junction, Mesa County, State of Colorado, on August 20, 1997.

                                           PEASE OIL AND GAS COMPANY


                                           By:/s/ Willard H. Pease, Jr.
                                              ----------------------------------
                                                  Willard H. Pease, Jr.
                                                  Chief Executive Officer


                                           By:/s/ Patrick J. Duncan
                                                  ------------------------------
                                                  Patrick J. Duncan,
                                                  Principal Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature                                            Title                                      Date
---------                                            -----                                      ----

/s/ Willard H. Pease, Jr.                            Director, Principal Executive        August __, 1997
Willard H. Pease, Jr.                                Officer

/s/ Patrick J. Duncan                                Director, Chief Financial Of-        August __, 1997
Patrick J. Duncan                                    ficer, Treasurer and Principal
                                                     Accounting Officer

/s/ Steve Antry                                      Director                             August __, 1997
Steve Antry

/s/ James N. Burkhalter                              Director                             August __, 1997
James N. Burkhalter

/s/ R. Thomas Fetters, Jr.                           Director                             August __, 1997
R. Thomas Fetters, Jr.

/s/ Richard A. Houlihan                              Director                             August __, 1997
Richard A. Houlihan

/s/ Homer C. Osborne                                 Director                             August __, 1997
Homer C. Osborne

/s/ James C. Ruane                                   Director                             August __, 1997
James C. Ruane

/s/ Clemons F. Walker                                Director                             August __, 1997
Clemons F. Walker

/s/ William F. Warnick                               Director                             August __, 1997
William F. Warnick

         As filed with the Securities and Exchange Commission on August 21, 1997

                                                     Registration No. 333-31921*



--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM S-3



                             Registration Statement
                                      Under
                           The Securities Act of 1993





                            Pease Oil and Gas Company




                                    EXHIBITS


--------------------------------------------------------------------------------

*Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes post-effective Amendment No. 6 to Registration Statement No. 33-64448 and post-effective Amendment No. 1 to Registration Statement No. 333-19589 and the prospectus filed as a part of this registration statement also relates to Registration Nos. 33-64448 and 333- 19589

                                  EXHIBIT INDEX

Exhibit   Description                                                   Page No.
-------   -----------                                                   --------

(3.1)     Amendment to Article IV of the Articles of Incorporated as      N/A
          filed with the Nevada Secretary of State, increasing the authorized shares of Common Stock of the Registrant to
          40,000,000  shares,  $0.10  par  value,   incorporated  by
          reference  to Exhibit  3(i) of the  Registrant's  Form 8-K
          Dated June 11, 1997.

(5.1)     Opinion of Company counsel*                                     N/A

(23.1)    Consent of Alan W. Peryam, LLC.*                                N/A

(23.2)    Consent of HEIN + ASSOCIATES LLP  Independent  Certified
          Public Accountants.

-------------------

 *        Filed previously.